EXHIBIT 99.1
                                                                    ------------

[LOGO]                                        TOUCHSTONE SOFTWARE CORPORATION
                                              1538 TURNPIKE STREET
                                              NORTH ANDOVER, MASSACHUSETTS 01845
AT THE COMPANY:
PIERRE A. NARATH
CHAIRMAN OF THE BOARD
(978)686-6468

================================================================================
FOR IMMEDIATE RELEASE
---------------------

             TOUCHSTONE SOFTWARE CORP REPORTS FIRST QUARTER RESULTS;
      TOUCHSTONE ENTERS THE INTEL (NASDAQ: INTC) PROCESSOR UPGRADE MARKET;
                  INCREASE IN REVENUE YIELDS POSITIVE EARNINGS

NORTH ANDOVER, MASSACHUSETTS--May 14, 2004-- TouchStone Software Corporation (OTC BB: TSSW) today announced revenue of $492,332 for its first quarter ended March 31, 2004 as compared to $480,094 for the same quarter of the previous. Product revenue has increased approximately $47,000 as compared to the same quarter of the previous year.

Operationally, TouchStone recorded net income before EBITDA (earnings before interest, taxes, depreciation and amortization) of $32,052 for the quarter as compared to $44,578 for the same quarter of the previous year. Gross margins decreased slightly from the previous year due to the company's recent decision to sell processor upgrades. Since January the Company has begun to repackage and sell processor upgrades that support the following processor platforms:

     o     Socket 370 for Intel Pentium-III-S / Pentium-III /
           Celeron Tualatin-core processors
     o     Socket 370 for Intel Pentium-III / Celeron Coppermine-core processors
     o     FSB 66 / 100 / 133 MHz

The CPU kit that the Company integrates includes:

     o     Genuine Intel (NASDAQ: INTC) CPU
     o     CPU adaptor provides necessary voltage and FSB requirements
     o     Heat Sink
     o     HD Fan

The addition of processor upgrade solutions to TouchStone's product line enhances TouchStone's ability to generate additional revenue from existing and potential customers who visit TouchStone's web site. Jason K. Raza, President and Chief Executive Officer of TouchStone Software stated that, "We have completed our first goal of operating efficiencies and are now embarking upon our next step towards increased revenues and earnings. Processor upgrades are a natural brand extension and should help us to achieve our goal of increased revenues in the future."

The Company's primary web sites continue to receive, on average, in excess of 250,000 unique visitors per month and the Company believes that with the addition of the processor upgrade products, the Company will see an increase in web related traffic, which the Company hopes will result in increased revenues from the Company's entire product line.

Additional information on TouchStone Software Corporation / eSupport.com is available on the Company's web site at www.esupport.com.

ABOUT TOUCHSTONE SOFTWARE CORPORATION AND ESUPPORT.COM

TouchStone Software Corporation, Inc. and its consolidated subsidiaries, ("TouchStone" or "the Company") is a provider of system management software, which includes basic input/output ("BIOS") software upgrades, personal computer ("PC") diagnostics for personal computers and embedded systems and processor upgrades. System management software is one of the fundamental layers in any microprocessor-based system (including PCs) architecture and provides an essential interface between the systems's operating software and hardware. The Company's executive offices are located at 1538 Turnpike Street, North Andover, Massachusetts 01845, and its telephone number is (978) 686-6468.


SAFE HARBOR STATEMENT
---------------------

This release may contain forward-looking statements that involve risks and uncertainties, including without limitation, the company's projected return to profitability. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are new and changing technologies and customer acceptance of those technologies fluctuations or cancellations in orders from distribution customers, and the company's ability to compete effectively with other software companies. These and other factors that could cause actual results to differ materially are discussed in the company's filings with the Securities and Exchange Commission including its recent filings on Forms 10-KSB and 10-QSB.

TouchStone Software Corp., the eSupport logo, is trademarks or registered trademarks of TouchStone Software Corp. All other trademarks are the property of their respective owners.


























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
                            TOUCHSTONE SOFTWARE CORP.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2004
                                   (UNAUDITED)

ASSETS
   Cash and marketable securities ..............................        370,592
   Accounts receivable, net ....................................         20,651
   Inventories .................................................         25,584
   Prepaid expenses ............................................         22,394
   Note Receivable related party ...............................         96,692
   Investments Other ...........................................        147,727
   Property, and equipment, net ................................          7,536
   Other assets ................................................             --
                                                                   ------------
       Total Assets ............................................   $    691,176
                                                                   ============


LIABILITIES AND SHAREHOLDERS' EQUITY
   Current maturities of long-term debt ........................          2,685
   Accounts payable ............................................         41,326
   Accrued expenses ............................................        141,137
   Long-term debt ..............................................             --
   Total stockholders' equity ..................................        506,028
                                                                   ------------
       Total Liabilities and Stockholders' Equity ..............   $    671,176
                                                                   ============





                            TOUCHSTONE SOFTWARE CORP.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                    THREE MONTHS ENDED MARCH 31,
                                                    ---------------------------
                                                        2004           2003
                                                    ------------   ------------
Total revenues ............................              492,332        480,094
Cost of revenues ..........................               73,454         56,046
                                                    ------------   ------------
   Gross profit ...........................              418,878        424,048
                                                    ------------   ------------

Operating expenses ........................              386,826        379,470
                                                    ------------   ------------
Income from operations ....................               32,052         44,578

Other income, net .........................                2,804          1,039
                                                    ------------   ------------
Income before provision for income taxes ..               34,856         45,617
Provision for income taxes ................                   --             --
                                                    ------------   ------------
Net income ................................         $     34,856   $     45,617
                                                    ============   ============

Basic earnings per share ..................         $       0.00   $       0.00
                                                    ============   ============

Basic weighted average shares outstanding..           11,440,060     11,440,060

Diluted earnings per share ................         $       0.00   $       0.00

Diluted weighted average shares outstanding           12,010,010     12,294,510
                                                    ============   ============



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